UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2014

HOMELAND RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-147501 (Commission File Number)	26-0841675 (IRS Employer Identification No.)

9120 Double Diamond Parkway, #H269, Reno, Nevada 89521
 (Address of principal executive offices)             (Zip Code)

(877) 503-4299
Registrant's telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 29, 2014, David St. James and Thomas Campbell were appointed to serve to as directors of the registrant, filling the vacancies created by the resignation of Heriberto Levy Lindsay and the earlier reported resignation of Armando Garcia.  Mr. Lindsay did not resign as a result of a disagreement with the registrant.

David St. James, 41, is an inventor and businessman based in Las Vegas, Nevada.  He has been involved in various aspects of the automotive industry, including product development, service and repair.  His most recent invention is a supercharger for internal combustion engines that dramatically increases their efficiency.  Mr. St. James was the president and a director of XLR Medical Corporation, a public company then engaged in medical imaging, from January 2009 to January 2012.

Thomas Campbell, 67, retired in February 2012 after having served as the general manager of Winroc SPI, a construction materials supplied based in Tucson, Arizona, for five years.  He had worked for Winroc SPI in other capacities since 1981.

Neither Mr. St. James nor Mr. Campbell has had any transactions with the registrant.  Each will receive compensation of $2,000 per month for serving as directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND RESOURCES LTD.
July 30, 2014	By: /s/ Paul D. Maniscalco Paul D. Maniscalco Chief Financial Officer